Exhibit 10.1

AMENDMENT NO. 1 TO AGREEMENT TO PROVIDE ADDITIONAL CAPITAL

This Amendment No. 1 to Agreement to Provide Additional Capital (this “Amendment”) is entered into this 9th day of March, 2005, by and between Arrowhead Research Corporation, a Delaware corporation (“Arrowhead”) and Nanotechnica, Inc., a California corporation (the “Company”).

WHEREAS, Arrowhead and the Company entered into that certain Agreement to Provide Additional Capital dated September 10, 2004 (the “Agreement”).

WHEREAS, the parties thereto desire to amend the Agreement pursuant to the terms of this Amendment.

NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, the parties agree as follows:

1. Amendment to Appendix 1. The parties hereby agree to amend and replace in its entirety Appendix 1 with the revised Appendix 1 attached hereto as Exhibit A.

2. Amendment to Section 3(a). The term “Second Capital Contribution” as used in Section 3(a) shall be replaced by the term “Third Capital Contribution.”

2. Remaining Provisions of the Agreement. Except as set forth herein, all other provisions of the Agreement remain in full force and effect.

3. Miscellaneous Provisions. Section 5 of the Agreement are specifically incorporated herein by this reference.

The parties have executed this Amendment as of the date set forth above.

ARROWHEAD RESEARCH CORPORATION

By:	/s/ Bruce R. Stewart

Its:	President

NANOTECHNICA, INC.

By:	/s/ Michael Roukes

Its:	Chief Technical Officer

Exhibit A

Appendix 1

(As Amended on March 9, 2005)

To

Agreement to Provide Additional Capital

Amount of Capital Contribution	Capital Contribution Date	Number of Series A Preferred Stock Shares Subject to Forfeiture on the Forfeiture Date
$4,000,000 (the “Initial Capital Contribution)	September 10, 2004	0

$4,000,000 (the “Second Capital Contribution”)	May 9, 2005	4,000,000

$12,000,000 (the “Third Capital Contribution”)	On or before January 3, 2006	3,000,000